SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        October 26, 1999
                                                        ------------------------



                               UNOCAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
--------------------------------------------------------------------------------
(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
--------------------------------------------------------------------------------

(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.

Third Quarter Earnings

        Unocal Corporation reported preliminary net earnings of $24 million, or 10 cents per share diluted, for the third quarter of 1999. This compared to $36 million, or 15 cents per share diluted, for the third quarter of 1998. The third quarter 1999 results benefited from higher oil prices, lower dry hole costs and a lower effective tax rate primarily due to a change in the Thailand foreign exchange rate. These factors in the third quarter of 1999 were offset by lower oil and gas sales volumes and reduced earnings from non-exploration and production businesses. In addition, the third quarter of 1999 included after-tax special item charges of $12 million relating to environmental and litigation provisions and $6 million in charges relating to a Kenai Plant accident in the Agricultural Products business unit. The third quarter of 1998 special items were a positive $32 million, which included $49 million relating to the gain from the sale of assets in Canada partially offset by $10 million of environmental and litigation provisions.

         The adjusted after-tax earnings for the third quarter of 1999, excluding $18 million in special item charges, were $42 million, or 18 cents per share diluted. The adjusted after-tax earnings for the third quarter of 1998, excluding a positive $32 million in special items, were $4 million, or 2 cents per share diluted.

         For the first nine months of 1999, the company reported preliminary net earnings of $40 million, or 17 cents per share diluted. This compared with net earnings of $159 million, or 66 cents per share diluted, for the first nine months of 1998. The first nine months of 1999 results were lower due to lower worldwide crude oil and natural gas sales volumes, lower natural gas prices, lower agricultural products prices, reduced earnings from other non-exploration and production businesses and higher corporate net interest expense. In addition, the first nine months of 1999 included after-tax special item charges of $14 million for environmental and litigation provisions, an $11 million restructuring charge, a $10 million loss related to the sale of The Geysers geothermal assets, and the $6 million charge relating to the Kenai Plant accident. These factors were partially offset by higher worldwide oil prices, a lower effective tax rate primarily due to a change in the Thailand foreign exchange rate and lower dry hole costs. The first nine months of 1998 special items were a positive $21 million after-tax, which included $102 million relating to the gain from the sale of assets in Canada partially offset by $71 million of environmental and litigation provisions.

         The adjusted after-tax earnings for the first nine months of 1999, excluding $41 million in special item charges, were $81 million, or 34 cents per share diluted. The adjusted after-tax earnings for the first nine months of 1998, excluding a positive $21 million in special items, were $138 million, or 57 cents per share diluted.

         Total revenues for the third quarter of 1999 were $1.6 billion, compared with $1.4 billion for the third quarter of 1998. Total revenues for the first nine months of 1999 were $4.4 billion, compared with $4.0 billion for the first nine months of 1998.

         Capital expenditures for the third quarter of 1999 were $293 million, compared with $482 million for the third quarter of 1998. Capital expenditures for the first nine months of 1999 were $761 million, compared with $1,248 million for the first nine months of 1998. The first nine months of 1999 capital expenditures excluded $184 million for the acquisition of Northrock Resources Ltd. (Northrock). The company expects that capital expenditures for the 1999 full-year will total $1.17 billion (excluding the Northrock acquisition), compared with $1.7 billion for the full-year 1998.

         Total debt at the end of the third quarter of 1999 was $2.83 billion, compared with $2.56 billion at the end of 1998. Most of this increase reflected the consolidation of the company's investment in Northrock.

     The company, at times, employs a commodity price option program that establishes a price floor, while retaining most of the benefits of higher price movements. This program is designed to protect cash flow and the capital spending program against the effects of severe commodity price deterioration. In the third quarter of 1999, the program resulted in lower realizations for crude oil and natural gas totaling about $23 million after-tax, or 9 cents per share. For the full-year 1999, based on recent NYMEX oil and gas futures prices, the company anticipates this program will lower earnings by approximately $29
million  after-tax.   This  program's  results  exclude  hedging  activities  by
Northrock.
                                       1

Outlook

         The company's Spirit Energy 76 (Spirit) business unit averaged 729 MMCF per day of natural gas production in the third quarter of 1999. The company estimates that, because of the current drilling activity and the return to production of key wells after repairs, Spirit's natural gas production will average approximately 750 MMCF per day in the fourth quarter of 1999.

         In Thailand, net natural gas sales are expected to average approximately 600 MMCF per day in the fourth quarter of 1999, as compared with an average of 643 MMCF per day for the third quarter of 1999. In Mynamar, commercial production from the Yadana field is now not expected to begin until very late in 1999 or early 2000.


Indonesia Deepwater Development

     The company received approvals from Indonesia's national oil company to begin initial development activities on the West Seno and Merah Besar oil and gas fields in the deepwater Kutei Basin, offshore East Kalimantan. Unocal Makassar, Ltd, a wholly owned subsidiary, is operator of the West Seno discovery in the Makassar Strait production-sharing contract (PSC) area and has a 50-percent working interest. The Merah Besar field is located on the Makassar Strait PSC and the East Kalimantan PSC areas. Unocal Indonesia Company, also a wholly owned subsidiary, holds a 100-percent working interest in the East Kalimantan PSC. Development activity is planned in two phases with phase one production expected in 2002. With this approval, the two fields now qualify to supply gas for the latest package of LNG sales and natural gas is also available for LPG extraction.

Forward-looking statements and estimates regarding exploration and production activities, production levels, oil and gas prices and their related earnings effects, and capital expenditures in this filing are based on assumptions about operational, market, competitive, regulatory, environmental, political and other considerations. Actual results could differ materially as a result of factors discussed in Unocal 's 1998 Annual Report on Form 10-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                UNOCAL CORPORATION
                                                (Registrant)





Date:  October 28, 1999                        By:  /s/ JOE D. CECIL
-----------------------                         -------------------------------
                                                Joe D. Cecil
                                                Vice President and Comptroller

CONSOLIDATED EARNINGS                                                                                             UNOCAL CORPORATION
(Unaudited)
                                                                                 For the Three Months          For the Nine Months
                                                                                  Ended September 30            Ended September 30
                                                                               -----------------------       -----------------------
Millions of dollars except per share amounts                                       1999           1998           1999           1998
------------------------------------------------------------------------       -----------------------       -----------------------
Revenues
    ....................................................................
Sales and operating revenues ...........................................       $  1,546       $  1,286       $  4,230       $  3,683
Interest, dividends and miscellaneous income ...........................             16             12             72             74
Equity in earnings of affiliated companies .............................             24             23             72             75
Gain/(loss) on sales of assets .........................................              2             73           --              166
                                                                               -----------------------       -----------------------
      Total revenues ...................................................          1,588          1,394          4,374          3,998
Costs and other deductions
Crude oil, natural gas and product purchases ...........................            891            604          2,329          1,535
Operating expense ......................................................            270            313            807            993
Selling, administrative and general expense ............................             34             34            118             73
Depreciation, depletion and amortization ...............................            205            186            588            566
Dry hole costs .........................................................             33             58            107            150
Exploration expense ....................................................             44             53            117            139
Interest expense .......................................................             52             48            145            131
Property and other operating taxes .....................................             13             13             40             44
Distributions on convertible preferred
   securities of subsidiary trust ......................................              8              8             24             24
Minority interests .....................................................              4              2              8              7
                                                                               -----------------------       -----------------------
      Total costs and other deductions .................................          1,554          1,319          4,283          3,662
                                                                               -----------------------       -----------------------
Earnings (loss) from operations before income taxes ....................             34             75             91            336
Income taxes ...........................................................             10             39             51            177
                                                                               -----------------------       -----------------------
      Net earnings (loss) ..............................................       $     24       $     36       $     40       $    159
                                                                               =======================       =======================

Basic earnings (loss) per share of common stock (a) ....................       $   0.10       $   0.15       $   0.17       $   0.66

Diluted earnings (loss) per share of common stock (b) ..................       $   0.10       $   0.15       $   0.17       $   0.66

Cash dividends declared per share of common stock ......................       $   0.20       $   0.20       $   0.60       $   0.60

(a)  Basic weighted average shares outstanding  (in thousands) .........        242,404        241,362        241,905        241,621
(b)  Diluted weighted average shares outstanding (in thousands) ........        244,022        242,535        243,050        242,916

CONSOLIDATED BALANCE SHEET                                                                                UNOCAL CORPORATION

                                                                                 September 30                   December 31
                                                                               ---------------               ---------------
Millions of dollars                                                                    1999(a)                          1998
------------------------------------------------------------------------       ---------------               ---------------
Assets
Current assets
    ....................................................................
   Cash and cash equivalents ...........................................             $    209                      $    238
   Accounts and notes receivable .......................................                  798                           807
   Inventories .........................................................                  197                           179
   Deferred income taxes ...............................................                  130                           142
   Other current assets ................................................                   26                            22
                                                                               ---------------               ---------------
      Total current assets .............................................                1,360                         1,388
Investments and long-term receivables ..................................                1,269                         1,143
Properties (b) .........................................................                5,868                         5,276
Deferred income taxes ..................................................                   71                            23
Other assets ...........................................................                  120                           122
                                                                               ---------------               ---------------
      Total assets .....................................................             $  8,688                      $  7,952
                                                                               ---------------               ---------------
Liabilities and Stockholders' Equity
Current liabilities
   Accounts payable ....................................................             $    899                      $    709
   Taxes payable .......................................................                  128                           260
   Interest payable ....................................................                   46                            52
   Current portion of environmental liabilities ........................                  145                           142
   Other current liabilities ...........................................                  128                           213
                                                                               ---------------               ---------------
      Total current liabilities ........................................                1,346                         1,376
Long-term debt .........................................................                2,834                         2,558
Deferred income taxes ..................................................                  268                           132
Accrued abandonment, restoration and environmental liabilities .........                  566                           622
Other deferred credits and liabilities .................................                  599                           514
Minority interests .....................................................                  421                            26

Company-obligated mandatorily redeemable convertible preferred
   securities of a subsidiary trust holding solely parent debentures ...                  522                           522

Common stock ($1 par value) ............................................                  253                           252
     Shares authorized:  750,000,000 (c)
Capital in excess of par value .........................................                  492                           460
Unearned portion of restricted stock issued ............................                  (22)                          (24)
Retained earnings ......................................................                1,854                         1,959
Accumulated other comprehensive income (loss) ..........................                  (34)                          (34)
Treasury stock - at cost  (d) ..........................................                 (411)                         (411)
                                                                               ---------------               ---------------
      Total stockholders' equity .......................................                2,132                         2,202
                                                                               ---------------               ---------------
         Total liabilities and stockholders' equity ....................             $  8,688                      $  7,952
                                                                               ===============               ===============

(a)  Unaudited
(b)  Net of accumulated depreciation ...................................             $ 10,395                      $ 10,193
(c)  Number of shares outstanding (in thousands) .......................              242,419                       241,378
(d)  Number of shares (in thousands) ...................................               10,623                        10,623

CONSOLIDATED CASH FLOWS                                                                                   UNOCAL CORPORATION
(Unaudited)

                                                                                                 For the Nine Months
                                                                                                 Ended September 30
                                                                                       -------------------------------------
Millions of dollars                                                                       1999                          1998
----------------------------------------------------------------------------------------------------------------------------

Cash Flows from Operating Activities
    ....................................................................
Net earnings (loss) ....................................................              $     40                      $   159
Adjustments to reconcile net earnings to
   net cash provided by operating activities
      Depreciation, depletion and amortization .........................                   588                          566
      Dry hole costs ...................................................                   107                          150
      Deferred income taxes ............................................                   (54)                         (34)
      (Gain) loss on sales of assets (before-tax) ......................                    --                         (166)
      Other ............................................................                   (54)                          18
      Working capital and other changes related to operations
         Accounts and notes receivable .................................                    12                           96
         Inventories ...................................................                   (18)                          18
         Accounts payable ..............................................                    92                          (10)
         Taxes payable .................................................                  (132)                          50
         Other .........................................................                   (64)                        (136)
                                                                                       -------------------------------------
            Net cash provided by (used in) operating activities ........                   517                          711

Cash Flows from Investing Activities
   Capital expenditures (includes dry hole costs) ......................                  (761)                      (1,248)
   Acquisition of Northrock Resources Ltd. .............................                  (184)                          --
   Proceeds from sales of assets .......................................                   163                          299
                                                                                       -------------------------------------
            Net cash provided by (used in) investing activities ........                  (782)                        (949)

Cash Flows from Financing Activities
   Long-term borrowings ................................................                   833                          666
   Reduction of long-term debt .........................................                  (708)                        (381)
   Dividends paid on common stock ......................................                  (145)                        (145)
   Repurchases of common stock .........................................                    --                          (48)
   Minority interests ..................................................                   234                           (9)
   Other ...............................................................                    22                           --
                                                                                       -------------------------------------
         Net cash provided by (used in) financing activities ...........                   236                           83

Increase (decrease) in cash and cash equivalents .......................                   (29)                        (155)
Cash and cash equivalents at beginning of year .........................                   238                          338
                                                                                       -------------------------------------
Cash and cash equivalents at end of period .............................              $    209                      $   183
                                                                                       =====================================

CONSOLIDATED RESULTS                                                                                              UNOCAL CORPORATION
(Unaudited)
                                                                                 For the Three Months          For the Nine Months
                                                                                  Ended September 30            Ended September 30
                                                                               -----------------------       -----------------------
Millions of dollars except per share amounts                                       1999           1998           1999           1998
------------------------------------------------------------------------       -----------------------       -----------------------
    ....................................................................
Reported after-tax earnings ............................................      $     24       $     36       $     40       $    159
Special items ..........................................................           (18)            32            (41)            21
                                                                               -----------------------       -----------------------
Adjusted after-tax earnings ............................................      $     42       $      4       $     81       $    138

Diluted reported earnings per share ....................................      $   0.10       $   0.15       $   0.17       $   0.66
Diluted adjusted earnings per share ....................................      $   0.18       $   0.02       $   0.34       $   0.57




ADJUSTED EARNINGS BY BUSINESS SEGMENT
(After-tax)(Unaudited)

                                                                                For the Three Months           For the Nine Months
                                                                                  Ended September 30            Ended September 30
                                                                               -----------------------       -----------------------
Millions of dollars except per share amounts                                       1999           1998           1999           1998
------------------------------------------------------------------------       -----------------------       -----------------------

Exploration & Production
   United States
    ....................................................................
      Spirit Energy 76 (a) .............................................      $     17       $     (9)      $     24       $     15
      Alaska ...........................................................             8              2             16             15
   International
      Far East .........................................................            78             47            165            147
      Other ............................................................            (7)           (22)           (21)           (45)
Global Trade
      Global Trade .....................................................            (5)             3             (3)            13
      Pipelines ........................................................            13             14             46             44
Geothermal and Power Operations ........................................             6             16             31             44
Diversified Business Group
   Agricultural  Products ..............................................            (2)            12              4             33
   Carbon & Minerals (a) ...............................................             6              1             22             23
Corporate and Unallocated
   New Ventures ........................................................            (4)            (4)            (9)           (16)
   Administrative & General ............................................           (23)           (24)           (65)           (58)
   Interest Expense - Net (a) ..........................................           (36)           (33)          (101)           (83)
   Environmental & Litigation ..........................................            (2)            (4)            (8)            (8)
   Other ...............................................................            (7)             5            (20)            14
                                                                               -----------------------       -----------------------
Total adjusted after-tax earnings ......................................      $     42       $      4       $     81       $    138
                                                                               =======================       =======================

(a) Includes minority interests  income/ (expense) of:
          Spirit Energy 76 .............................................      $     (2)      $     --       $     (4)      $     (1)
          Carbon & Minerals ............................................            (1)            (1)            (1)            (3)
          Corporate and Unallocated ....................................             2             --              2              --



OPERATING  HIGHLIGHTS                                                                                             UNOCAL CORPORATION
(Unaudited)
                                                                                 For the Three Months          For the Nine Months
                                                                                  Ended September 30            Ended September 30
                                                                               -----------------------       -----------------------
Millions of dollars except per share amounts                                       1999           1998           1999           1998
------------------------------------------------------------------------       -----------------------       -----------------------
United States Net Daily Production
Crude oil (thousand barrels daily)

    ....................................................................
   Spirit Energy 76 ....................................................            40             44             40             44
   Alaska ..............................................................            27             27             27             29
Natural gas - wet basis (million cubic feet daily)
   Spirit Energy 76 ....................................................           729            808            756            795
   Alaska ..............................................................           106            118            124            126
United States Average Prices (a)
Crude oil (per barrel)
   Spirit Energy 76 ....................................................      $  18.32       $  12.20       $  14.87       $  12.80
   Alaska ..............................................................      $  14.50       $   9.35       $  11.43       $   9.69
Natural gas (per mcf)
   Spirit Energy 76 ....................................................      $   2.26       $   1.97       $   2.09       $   2.08
   Alaska ..............................................................      $   1.20       $   1.20       $   1.20       $   1.38


International Net Daily Production (b)
Crude oil (thousand barrels daily)
   Far East ............................................................            73             81             72             83
   Other (c) ...........................................................            40             31             35             31
Natural gas (million cubic feet daily)
   Far East ............................................................           884            828            859            851
   Other (c) ...........................................................           149             37             93             53
International Average Prices (a)
Crude oil (per barrel)
   Far East ............................................................      $  16.43       $  12.28       $  13.75       $  13.02
   Other ...............................................................      $  16.69       $  10.58       $  13.96       $  11.07
Natural gas (per mcf)
   Far East ............................................................      $   2.02       $   2.23       $   1.97       $   2.10
   Other ...............................................................      $   2.09       $   2.38       $   1.99       $   2.26



Worldwide Net Daily Production (b)(c)
Crude oil (thousand barrels daily) .....................................           180            183            174            187
Natural gas (per mcf) ..................................................         1,868          1,791          1,832          1,825
Worldwide Average Prices (a)
Crude oil (per barrel) .................................................      $  16.65       $  11.54       $  13.65       $  12.09
Natural gas (per mcf) ..................................................      $   2.07       $   2.04       $   1.97       $   2.04


(a) average prices include hedging gains and losses, but exclude other Global Trade margins

(b) production includes certain host countries' shares of:            Crude oil     30              6             23             11
                                                                      Natural gas   95             44             86             44

(c) production includes 100% of Northrock Resources Ltd. in Canada of:Crude oil      8              -              4              -
                                                                      Natural gas  110              -             56              -